EXHIBIT 10.18

AMENDMENT NO. 1
TO THE
FIRSTAR CORPORATION
DEFERRED COMPENSATION PLAN

     WHEREAS, effective as of December 1, 1999, Firstar Corporation amended and restated the Firstar Corporation Deferred Compensation Plan (formerly known as the Star Banc Corporation Deferred Compensation Plan (the “Plan”)); and

     WHEREAS, Firstar Corporation merged with U.S. Bancorp on February 27, 2001, to form a combined entity known as U.S. Bancorp (the “Corporation”); and

     WHEREAS, the Corporation desires to amend the title of the Plan to reflect the Corporation’s current name; and

     WHEREAS, the Corporation desires to amend the Plan to allow for the deferral of profit shares realized upon the exercise of stock options as approved by its Board of Directors;

     NOW, THEREFORE, effective as of June 18, 2002, the Plan is amended as follows.

1.     The title of the Plan is hereby amended to be the “U.S. Bancorp Deferred Compensation Plan.”

2.     Section 4 of the Plan is hereby deleted in its entirety and replaced with the following language:

Section 4. Deferral Election. (a) Each eligible officer, employee and Director may elect, in writing, no later than the applicable date set forth in the table below, to defer under the Plan: (i) any portion up to 100% of his annual salary or Director’s fees to be earned in any calendar year; (ii) any portion up to 100% of his incentive compensation to be earned in any calendar year; and (iii) the receipt of profit shares realized upon the exercise of stock options granted under a stock incentive compensation plan maintained by the Corporation (“Option Gains”). “Profit shares” represent the pre-tax gain upon exercise of a stock option divided by the fair market value of U.S. Bancorp stock on the date of exercise.

Type of Compensation Deferred	Applicable Date

Annual Salary or Director’s Fees	On or before December 31 of the preceding
calendar year, or with respect to a newly
designated Participant, the end of the
two-week period following such
designation.

Incentive Compensation	On or before December 31 of the preceding
calendar year, or with respect to a newly
designated Participant, the end of the
two-week period following such
designation.

Option Gains	Six months plus 1 day prior to the
exercise date of a stock option granted
to the Participant under a stock
incentive plan of the Corporation.

In no event shall the deferrals of a Participant for any calendar year be less than $1,000.00.

(b) A Participant’s deferral election under Section 4(a) with respect to his annual salary, Director’s fees, incentive compensation or Option Gains shall be effective and irrevocable upon delivery of an applicable written election to the Plan Administrator or the Corporation. In addition, at the time of making a deferral election under Section 4(a), the Participant shall elect, consistent with procedures adopted by the Plan Administrator, to have the amount of deferrals attributable to salary, Director’s fees, or incentive compensation deemed to be invested in shares of the Corporation (a “Share Election”), certain mutual funds (the “Mutual Funds Portion”) or interest bearing assets (the “Cash Portion”). Notwithstanding any other provision of the Plan, in no event may a Participant elect to transfer Option Gains to the Cash Portion, the Mutual Fund Portion, or the Share Election Account. Option Gains shall be credited with dividends that would otherwise be payable on Corporation shares, which shall be deemed reinvested in additional shares of the common stock of the Corporation. Option Gains credited to a Participant’s Deferred Compensation Account shall be appropriately adjusted for all stock dividends, stock splits or other changes in the Corporation’s common shares, and shall be distributed only in shares of the Corporation’s common stock.

3.     Sections 11 (a) and (b) are each hereby amended to add the following language as the final sentence:

Notwithstanding the foregoing, Option Gains credited to a Participant’s Deferred Compensation Account shall be distributed to the Participant only in shares of the Corporation’s common stock and shall not be included in any lump-sum payment.

4.	Section 11(c) is hereby amended to add the following language as the final sentence:

Option Gains credited to a Participant’s Deferred Compensation Account shall be distributed to the Participant in shares of the Corporation’s common stock under the applicable stock incentive compensation plan of the Corporation.
Executed this 21st day of February, 2003.

U.S. BANCORP

By:	/s/ Jennie P. Carlson

Jennie P. Carlson
Executive Vice President

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